Exhibit 10.1

ASSET TRANSFER AGREEMENT

Party A: Henan Tonghai Fluid Equipment Co., Ltd.
Party B: Shanghai Pudong Hanwei Valve Co., Ltd. (“Hanwei Valve”)
Party C: Shanghai Hanhuang Valve Co., Ltd
Party D: Hong Kong Hanxi Investment Co., Ltd.

Party C and Party D established Hanwei Valve on January 23, 2002 to be a manufacturer of high-end valves used in petroleum chemical industry. Upon friendly consultation, Party A, B, C and D have reached the following agreement (the “Agreement”) on April 8, 2010:

Section 1. Transfer Price

Party B, C and D agree to sell all of the assets of Hanwei Valve to Party A for a consideration of $21 million (the price may be adjusted upon the asset evaluation).

Section 2. Representations and Warranties

1.

Party C and Party D represent that the tangible and intangible assets of Hanwei Valve (including but not limited to land, buildings, equipment and intellectual property) are not subject to any collateral, pledge, lien or any third party claims. Party C and Party D will take all responsibilities arising out of any claims if the representations are not accurate.

2.

Party C and Party D represent that they will not be directly or indirectly engaged in any business that may be competitive with Hanwei Valve, its technology or products in ten years from the execution of the Agreement.

3.	Any cash in Hanwei Valve’s accounts before the execution of the Agreement belongs to Party C and Party D.

4.	The parties will further discuss any matters not covered in this Agreement.

Section 3. Execution.

The Agreement becomes effective upon execution by all the parties.

Section 4. Miscellaneous.

1. Each party keeps one copy of the executed Agreement for record.
2. Any dispute shall be brought to Henan Zhengzhou Middle Court.

Party A:	/s/	Legal Representative of Henan Tonghai Fluid Equipment Co., Ltd.
Party B:	/s/	Legal Representative of Shanghai Pudong Hanwei Valve Co., Ltd.
Party C:	/s/	Legal Representative of Shanghai Hanhuang Valve Co., Ltd
Party D:	/s/	Legal Representative of Hong Kong Hanxi Investment Co., Ltd.